UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

107 Hackney Circle
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On April 15, 2011, the Audit Committee of the Board of Directors of BE Resources Inc. (the “Company”) engaged De Joya Griffith & Company, LLC (“De Joya Griffith”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and simultaneously dismissed McGovern, Hurley, Cunningham, LLP (“McGovern Hurley”), the Company’s former independent registered public accounting firm.

The audit reports of the Company on its financial statements for the past two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion, disclaimer of opinion, modification or qualification as to uncertainty, audit scope or accounting principles, except that the reports each contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period up to April 15, 2011, there were no disagreements with McGovern Hurley, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of McGovern Hurley, would have caused McGovern Hurley to make reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements for such periods.

The Company has provided McGovern Hurley a copy of the foregoing disclosures. The Company will solicit the agreement of McGovery Hurley to the foregoing disclosure and intends to file the letter acknowledging such agreement as an exhibit to this report.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: April 21, 2011	By: /s/ Carmelo Marrelli
Carmelo Marrelli
Chief Financial Officer